Exhibit 5.1

May 16, 2013

Calumet Specialty Products Partners, L.P.

2780 Waterfront Pkwy E. Drive, Suite 200

Indianapolis, Indiana 46214

Ladies and Gentlemen:

We have acted as counsel to:

(a)	the following entities collectively referred to herein as the “Issuers”:

(i)	Calumet Specialty Products Partners, L.P., a Delaware limited partnership (the “Partnership”); and

(ii)	Calumet Finance Corp., a Delaware corporation and wholly owned subsidiary of the Partnership (“Calumet Finance”); and

(b)	the following entities collectively referred to herein as the “Guarantors”:

(i)	Calumet Operating, LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership;

(ii)	Calumet LP GP, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

(iii)	Calumet Sales Company Incorporated, a Delaware corporation and indirect wholly owned subsidiary of the Partnership;

(iv)	Calumet Penreco, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

(v)	Calumet Superior, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

(vi)	Calumet RP I, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

(vii)	Calumet RP II, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh San Francisco Shanghai Tokyo Washington	1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

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(viii)	Calumet RP III, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

(ix)	Calumet RP IV, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

(x)	Royal Purple, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

(xi)	Calumet Missouri, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

(xii)	Calumet Montana Refining, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

(xiii)	Calumet North Dakota, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

(xiv)	Calumet San Antonio Refining, LLC, a Delaware limited liability company and indirect wholly owned subsidiary of the Partnership;

(xv)	Calumet Lubricants Co., Limited Partnership, an Indiana limited partnership and indirect wholly owned subsidiary of the Partnership (“Calumet Lubes”);

(xvi)	Calumet Shreveport Lubricants & Waxes, LLC, an Indiana limited liability company and indirect wholly owned subsidiary of the Partnership (“Shreveport Lubes”);

(xvii)	Calumet Shreveport Fuels, LLC, an Indiana limited liability company and indirect wholly owned subsidiary of the Partnership (“Shreveport Fuels”);

(xviii)	Calumet Shreveport, LLC, an Indiana limited liability company and indirect wholly owned subsidiary of the Partnership (“Calumet Shreveport” and, together with Calumet Lubes, Shreveport Lubes and Shreveport Fuels, collectively referred to herein as the “Indiana Guarantors”);

(xix)	TruSouth Oil, LLC, a Louisiana limited liability company and indirect wholly owned subsidiary of the Partnership (the “Louisiana Guarantor”); and

(xx)	S&S International Mining Enterprise, Inc., an Arizona corporation and indirect wholly owned subsidiary of the Partnership (the “Arizona Guarantor”),

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with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Issuers and the Guarantors with the Securities and Exchange Commission (the “Commission”) in connection with the registration (the “Registration”) under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale, from time to time, pursuant to Rule 415 under the Securities Act by the Partnership of:

(1)	up to $300,000,000 maximum aggregate offering price of (a) common units representing limited partner interests in the Partnership (the “Common Units”) and/or (b) debt securities, which may be co-issued by Calumet Finance, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”); and

(2)	of guarantees of payments on the Debt Securities by the Guarantors (the “Guarantees”).

The Common Units, Debt Securities and Guarantees are collectively referred to herein as the “Securities.” We have also participated in the preparation of the prospectus contained in the Registration Statement (the “Prospectus”), to which this opinion letter is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the Prospectus (each, a “Prospectus Supplement”).

In rendering the opinions set forth herein, we have examined and relied upon (i) the Registration Statement, including the Prospectus; (ii) the form of Senior Indenture relating to the Debt Securities (the “Senior Indenture”) and filed as an exhibit to the Registration Statement; (iii) the form of Subordinated Indenture relating to the Debt Securities (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) and filed as an exhibit to the Registration Statement; (iv) the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated January 31, 2006, as amended by Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated July 5, 2006, and by Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated April 15, 2008, each as filed as an exhibit to the Registration Statement (the “Partnership Agreement”); (v) the Certificate of Limited Partnership filed with the Secretary of State of Delaware pursuant to the Delaware Revised Uniform Limited Partnership Act in connection with the formation of the Partnership and filed as an exhibit to the Registration Statement; (vi) the Amended and Restated Limited Liability Company Agreement of the Calumet GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), dated January 31, 2006 and filed as an exhibit to the Registration Statement; (vii) the Certificate of Formation of the General Partner filed with the Secretary of State of Delaware pursuant to the Delaware Limited Liability Company Act in connection with the formation of the General Partner and filed as an exhibit to the Registration Statement; (viii) the Bylaws of Calumet Finance, dated August 20, 2007; (ix) the Certificate of Incorporation of Calumet Finance filed with the Secretary of State of Delaware pursuant to the Delaware General Corporation Law in connection with the formation of the Partnership; (x) the certificate or articles of formation, limited partnership or incorporation, as applicable, and limited liability company agreement, limited partnership agreement or bylaws, as applicable, of each of the Guarantors; (xi) resolutions of the directors, partners, managers or members, as

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applicable, of the General Partner, Calumet Finance and each of the Guarantors, each dated as of May 15, 2013, approving and authorizing the Registration by the Issuers and each of the Guarantors (collectively, the “Resolutions”); (xii) the Specimen Unit Certificate representing Common Units filed as an exhibit to the Registration Statement; (xiii) the opinion of Barnes & Thornburg LLP, special counsel to the Issuers and the Indiana Guarantors with respect to the State of Indiana, dated May 16, 2013 and filed as Exhibit 5.2 to the Registration Statement (the “Indiana Opinion”), (xiv) the opinion of Cook, Yancey, King & Galloway APLC, special counsel to the Issuers and the Louisiana Guarantor with respect to the State of Louisiana, dated May 16, 2013 and filed as Exhibit 5.3 to the Registration Statement (the “Louisiana Opinion”), (xv) the opinion of Fennemore Craig, P.C., special counsel to the Issuers and the Arizona Guarantor with respect to the State of Arizona, dated May 16, 2013 and filed as Exhibit 5.4 to the Registration Statement (the “Arizona Opinion”); and (xvi) such statutes and other instruments and documents as we have deemed necessary or appropriate for purposes of the opinions expressed herein. In addition, we have reviewed certain certificates of officers of the General Partner, Calumet Finance and each of the Guarantors and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently investigated or verified.

In connection with the opinions expressed herein, we have assumed, without independent investigation or verification, that:

(1)	each document submitted to us for review, and the information contained in each such document, is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine;

(2)	each person signing the documents we examined has the legal capacity and authority to do so;

(3)	each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete;

(4)	the certificates for the Common Units will conform to the specimen thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Common Units;

(5)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

(6)	a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(7)	all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

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(8)	a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto;

(9)	the Senior Indenture will be duly authorized, executed and delivered by the parties thereto, the Subordinated Indenture will be duly authorized, executed and delivered by the parties thereto, and the Debt Securities and Guarantees will be duly authorized, executed and delivered by the parties thereto; and

(10)	any Securities issuable upon conversion, exchange or exercise of the Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Based upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinions that:

(1)	With respect to the Common Units, (a) when the Partnership has taken all necessary action to approve and authorize the issuance and terms of such Common Units, the terms of the offering thereof and related matters; (b) when the terms of the Common Units and of their issuance and sale have been duly established in conformity with the Partnership Agreement; (c) when the Common Units have been duly issued, sold and delivered as contemplated in the Registration Statement and in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Partnership; and (d) if all of the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Partnership and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Partnership; then, upon payment of the consideration thereof or provided for therein, the Common Units, whether issued directly or in exchange for, or upon conversion or exercise of, the Securities, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act and except as described in the Prospectus Supplement and the Prospectus); and

(2)

With respect to the Debt Securities and the Guarantees, (a) when the applicable Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (b) when the Issuers and the Guarantors, as applicable, have taken all necessary action to approve and authorize the issuance and terms of the Debt Securities and Guarantees, the terms of the offering thereof and related matters; (c) when the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture; (d) when the Debt Securities and Guarantees have been duly issued, sold and delivered, as applicable, as contemplated in the Registration Statement and duly authorized, executed, authenticated, issued, sold and delivered, as applicable, in accordance

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with the terms of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Issuers and the Guarantors, as applicable; and (e) if all of the foregoing actions are taken pursuant to the authority granted in the Resolutions and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Issuers or any Guarantor and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Issuers or any Guarantor; then, upon payment of the consideration thereof or provided for therein, the Debt Securities will be legally issued and will constitute valid and legally binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, and the Guarantees will constitute valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except, in each case, as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and by judicial discretion.

The opinions expressed herein are qualified in the following respects:

(1)	We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indentures or Guarantees that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

(2)	The opinions expressed herein are limited in all respects to the federal laws of the United States of America, the laws of the State of Delaware, including without limitation the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act, the Delaware General Corporation Law, the Constitution of the State of Delaware, and the laws of the States of New York, Indiana, Louisiana and Arizona, in each case including the applicable statutory provisions to these laws, the rules and regulations underlying such provisions, and the applicable judicial and regulatory determinations interpreting these laws. With respect to the laws of States of Indiana, Louisiana and Arizona, the opinions expressed herein are subject to the same qualifications, assumptions and limitations as are set forth in the Indiana Opinion, the Louisiana Opinion and the Arizona Opinion, respectively. We express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the references to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion letter as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.